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                                                                     EXHIBIT 5.1


                                   November 11, 1996



AVIC Group International, Inc.
599 Lexington Avenue
44th Floor
New York, New York  10022


         RE:  REGISTRATION STATEMENT ON FORM S-8
                AVIC GROUP INTERNATIONAL, INC.

Gentlemen:

         We are acting as counsel for AVIC Group International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 65,064 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock) and pursuant to: (i) the stock option agreement, dated September 4, 1996, between the Company and Matthias & Berg LLP, and (ii) the stock option agreement, dated September 11, 1996, between the Company and Troy & Gould Professional Corporation (collectively, the "Contracts"). A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.

         In rendering the opinions expressed herein, we have reviewed such matters of law as we have deemed necessary and have examined copies of such agreements, instruments, documents and records as we have deemed relevant.

         In rendering the opinions expressed herein, we have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon, the legal capacity of all natural persons executing such documents, the conformity to original documents of all documents submitted to us as certified or conformed copies or photocopies and the completeness and accuracy of the certificates of public officials examined by us. We have made no independent factual investigation with regard to any such matters.


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AVIC Group International, Inc.
November 11, 1996
Page 2


         Based upon the foregoing, it is our opinion that the Shares, when sold in accordance with the terms of the Plan and Contracts, will be legally issued, fully paid and non-assessable.

         The opinions expressed herein are limited to matters involving the federal laws of the United States.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein under the caption "Interests of Named Experts and Counsel."


                                       Respectfully submitted,



                                       MATTHIAS & BERG LLP